Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of MEDTOX Scientific, Inc. (the Company) on Form S-1 of our report dated April 26, 2002 , relating to the financial statements of Leadtech Corporation, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
May 28, 2002